UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Disposition of Hartman Business Center One
On July 25, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries, purchased a portfolio of nine distribution and office/warehouse properties located in six states (the “Opus National Industrial Portfolio”) from Opus Real Estate VI Limited Partnership, MBS Arlington Limited Partnership, and OIRE Michigan, L.L.C., which are not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The purchase price of the Opus National Industrial Portfolio was approximately $124.5 million plus closing costs. Hartman Business Center One, a property acquired in the Opus National Industrial Portfolio, had approximately $16.4 million of the purchase price allocated to it. On June 28, 2012, the Company sold Hartman Business Center One for $16.1 million, resulting in a gain of approximately $2.0 million, calculated in accordance with U.S. generally accepted accounting principles which includes reductions to the net book value of the property due to historical depreciation and amortization expense and real estate impairments.  The purchaser is not affiliated with the Company or the Advisor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: July 3, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer